UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 12, 2009
SCM Microsystems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Oskar-Messter-Str. 13, Ismaning, Germany,		85737

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: +49 89 95 95 5000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
SCM Microsystems, Inc. (“SCM” or the “Company”) lists the shares of its common stock, par value $0.001 per share, on both the NASDAQ Stock Market and the Prime Standard of the Frankfurt Exchange. In connection with the listing on the Prime Standard of the Frankfurt Exchange, on May 12, 2009, SCM filed a prospectus in Germany with respect to the issuance of new shares of the Company’s common stock as a result of SCM’s recently closed acquisition of Hirsch Electronics Corporation (“Hirsh”). The disclosure included in the German prospectus includes a schedule of capitalization and indebtedness as of March 31, 2009, incorporated by reference as Exhibit 99.1 to this Current Report on Form 8-K, and a recent developments and outlook section, including preliminary results for the Company’s fiscal 2009 first quarter ended March 31, 2009, incorporated by reference herein as Exhibit 99.2.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.
May 12, 2009	By:	/s/ Stephan Rohaly
		Name:	Stephan Rohaly
		Title:	Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Schedule of Capitalization and Indebtedness at March 31, 2009 as Filed in German Prospectus
99.2	Recent Developments and Outlook as Filed in German Prospectus